First Supplemental Indenture

                          Dated as of February 20, 1998

                                       to

                                    INDENTURE

                         Dated as of September 30, 1997

                                     between

                          FIELDS AIRCRAFT SPARES, INC.

                                       and

                      ETABLISSEMENT POUR LE PLACEMENT PRIVE

                8.5% Subordinated Redeemable Debentures Due 2000


         WHEREAS, Fields Aircraft Spares, Inc. (the "Company") has heretofore executed and delivered to Etablissement Pour le Placement Prive (the "Trustee"), an indenture (the "Indenture") dated as of September 30, 1997, providing for the issuance of $10,000,000 principal amount of 8.5% Subordinated Redeemable Debentures Due 2000 (the "Debentures"); and

         WHEREAS, on November 14, 1997, pursuant to Section 14.1(b), the Company redeemed $2,000,000 principal amount of Debentures; and

         WHEREAS, Section 10.2 of the Indenture provides, among other things, that the Company and the Trustee may, with the consent of not less than the holders of a majority in aggregate principal amount of Debentures at the time outstanding, amend the Indenture; and

         WHEREAS, the Company, by resolutions adopted by its Board of Directors on February 13, 1998, has been authorized to enter into this First Supplemental Indenture upon obtaining the approval of the Trustees and a majority of the holders of Debentures; and

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

         WHEREAS, all other conditions precedent to the execution of this First Supplemental Indenture have been complied with;

         NOW THEREFORE, the Company and the Trustee are executing and delivering this First Supplemental Indenture.

         Section 1. Amendment of Indenture. Section 14.1(a) of the Indenture is amended by adding the following sentence after the first sentence:

         Notwithstanding the foregoing, from February 20, 1998, to June 30, 1998, the holder shall have a one-time right to convert 20% of such holder's original principal amount of Debentures, or any portion of such principal amount that is $1,000 or an integral multiple thereof, in the manner described in this Section 14.1(a), at a Conversion Price of $9.75 per share; from February 20, 1998, to September 30, 1998, the holder shall have an additional one-time right to convert an additional 20% of such holder's original principal amount of Debentures, or any portion of such principal amount that is $1,000 or an integral multiple thereof, in the manner described in this Section 14.1(a), at a Conversion Price of $11.00 per share; and from February 20, 1998, to December 31, 1998, the holder shall have an additional one-time right to convert an additional 20% of such holder's original principal amount of Debentures, or any portion of such principal amount that is $1,000 or an integral multiple thereof, in the manner described in this
         Section 14.1(a) (collectively, the "Additional Conversions"). The Additional Conversions shall be in addition to the Mandatory Conversion described in Section 14.1(b) and the conversion described in the first sentence of Section 14.1(a).

         Section 2. Ratification of Indenture. As amended by this First Supplemental Indenture, the Indenture and Debentures are in all respects ratified and confirmed and the Indenture so amended by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 6. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
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         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of February 20, 1998.

                                        FIELDS AIRCRAFT SPARES, INC.

                                        By: /s/ Peter Frohlich
                                            ----------------------
                                        Name:  Peter Frohlich
                                        Title: Chairman
ATTEST

/s/ Judith White
-------------------
Name: Judith White

                                        ETABLISSEMENT POUR LE PLACEMENT
                                        PRIVE, as Trustee

                                        By: /s/ Herbert R. Towning
                                           --------------------------
                                        Name:  Herbert R. Towning
                                        Title: Director
ATTEST

/s/ Judith White
---------------------
Name: Judith White

                                        VON GRAFFENREID AG, as Paying Agent

                                        By:  /s/ Dr. R. Wicki ppa. M. Eggimann
                                           -----------------------------------
                                      Name:  Dr. R. Wicki ppa. M. Eggimann
                                     Title:  Managing Director/Vice President
ATTEST

/s/ M. Parolini
------------------------
Name: M. Parolini

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